Exhibit 11

                                                            Number of                         Basic          Diluted
                                                            Common and                       Weighted        Weighted
                                                         Common Equivalent       Days        Average         Average
Six months ending June 30, 1998                               Shares         Outstanding      Shares          Shares
---------------------------------------------------------------------------------------------------------------------
Common stock outstanding at January 1, 1998                 11,421,884            180      11,421,884      11,421,884
Issuance of Common Shares                                       86,432            172          82,591          82,591
Issuance of Common Shares                                      197,328            160         175,403         175,403
Issuance of Common Shares                                        2,561            155           2,205           2,205
Issuance of Common Shares                                        3,500            155           3,014           3,014
Issuance of Common Shares                                       20,000            145          16,111          16,111
Issuance of Common Shares                                          837            133             618             618
Issuance of Common Shares                                    2,300,000            127       1,622,778       1,622,778
Issuance of Common Shares                                        3,000             98           1,633           1,633
Exercise of Options                                             10,000             98           5,444           5,444
Issuance of Common Shares                                       22,458             92          11,479          11,479
Exercise of Options                                             88,967             48          23,725          23,725
Exercise of Options                                             30,400             34           5,742           5,742
Exercise of Options                                                715             20              79              79
                                                        -------------------------------------------------------------

                                                        --------------                  -----------------------------
   Total Primary Shares                                     14,188,082                     13,372,706      13,372,706
                                                        ==============                  =============================

Assumed Conversion of Notes and Debentures                                                         --       5,245,885
Assumed Conversion of Options and Warrants                                                         --          44,092
                                                                                       ------------------------------
Primary Shares                                                                             13,372,706
                                                                                       --------------

Fully Diluted Shares                                                                                       18,662,683
                                                                                                       --------------

   Net Income for the six months ended June 30, 1998                                   $  (35,725,553)    (35,725,553)
   Interest Expense on Notes and Debentures                                                        --       1,772,256
                                                                                       ------------------------------
                                                                                          (35,725,553)    (35,725,553)

   Basic Earnings per Share                                                            $        (2.67)
                                                                                       ==============

   Fully Diluted Earnings per Share                                                                    $        (2.67)
                                                                                                       ==============